UNITED STATES
         SECURITIES AND EXCHANGE
               COMMISSION

          Washington, D.C.  20549

                FORM 8-K


                              CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                         Date of Report
                     (Date of earliest event reported)
                        January 30, 2004


    THE COMMERCE GROUP, INC.
               (Exact name of registrant as specified in its charter)


  Massachusetts       001-13672            04-2599931
  (State or other                 (Commission File               (IRS Employer
  jurisdiction                       Number)                    Identification
   of Incorporation)                                                    No.)

    211 Main Street, Webster, Massachusetts  01570
      (Address of principal executive offices)                      (Zip Code)

        Registrants telephone number, including area code:
                       (508) 943-9000

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The Commerce Group, Inc.
Form 8-K
January 30, 2004

Item 9.  REGULATION FD DISCLOSURE

     The following information, including the text of the press release attached as an Exhibit to this Form 8-K, is furnished pursuant to Item 9, "Regulation FD Disclosure" and Item 12, "Disclosure of Results of Operations and Financial Condition".

     On Jauary 29, 2004, The Commerce Group, Inc. (the "Company") issued a press release announcing its results for the quarter ended December 31, 2003. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.


     In its press release, the Company presents non-GAAP financial measures, as well as net earnings and net earnings per diluted share. Statutory ratios are presented in accordance with principles prescribed by insurance regulatory authorities.





                           SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           THE COMMERCE GROUP, INC.
                           January 30, 2004





                            /s/ Randall V. Becker
                                Randall V. Becker
                          Treasurer and Accounting Officer




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                                            Exhibit 99.1
Press Release

RELEASE:  Immediate (January 29, 2004)

CONTACT:  Randall V. Becker
          Treasurer
          (508) 949-4129

                          The Commerce Group, Inc.
                    Announces 2003 Fourth Quarter Results
                          and Comparison to 2002

WEBSTER, Mass., January 29, 2004 -- The Commerce Group, Inc.
(NYSE:CGI) today reported 2003 fourth quarter results. Net earnings were $53.7 million, or $1.65 per diluted share, compared to net earnings of $1.5 million or $0.04 per diluted share for 2002.

During the fourth quarter of 2003, the Company had net realized investment gains of $13.5 million or $0.27 per diluted share compared to losses of $34.0 million or $0.80 per diluted share in the fourth quarter of 2002. A complete breakdown of this information is included in the attached tables.

Earned premiums were $384.7 million for the fourth quarter of 2003 compared to $323.8 million for 2002. A schedule of direct written premiums to earned premiums is included in the attached tables.

The fourth quarter statutory combined ratio for property and casualty operations was 87.7% compared to 99.5% for 2002. The decrease in the combined ratio was the result of a decrease in both the loss and underwriting ratios. The Company's loss ratio for the fourth quarter of 2003 decreased to 62.4% from 73.1% during the same period last year. The decrease was the result of more favorable current year experience in the personal automobile line of business primarily due to increases in average earned premium revenue per automobile, combined with more favorable loss reserve development compared to the fourth quarter of last year.

The Company's statutory underwriting ratio decreased to 25.3%, as compared to 26.4% for last year's fourth quarter, primarily as a net result of lower 2003 policy year mandated Massachusetts personal automobile commission rates offset by higher accrued contingent commissions.

Cumulative December 31, 2003 Results

Net earnings were $160.9 million, or $4.99 per diluted share, compared to $46.8 million or $1.42 per diluted share for 2002.

Earned premiums were $1,445.6 million for 2003 compared to $1,210.0 million for 2002. A schedule of direct written premiums to earned premiums is included in the attached tables.

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CGI 4Q'03 earnings (page 2 of 6)


The Company had realized gains on investments of $76.1 million, or $1.66 per diluted share, compared to losses of $82.4 million, or $2.07 per diluted share for 2002. A complete breakdown of this information is included in the attached tables.

The statutory combined ratio for property and casualty operations was 96.3% for 2003 compared to 98.7% for 2002. The decrease in the combined ratio was primarily the result of a decrease in the loss ratio combined with a decrease in the underwriting ratio. The Company's loss ratio for 2003 decreased to 73.4% from 75.1% in 2002. The decrease was primarily driven by slightly more favorable experience in the current year personal automobile line of business due to increases in average earned premium revenue per automobile and more favorable loss reserve development compared to last year. The Company's statutory underwriting ratio improved to 22.9%, as compared to 23.6% for 2002, primarily from lower 2003 policy year mandated Massachusetts personal automobile commission rates.

A complete presentation of December 31, 2003 and 2002 financial statement information, including a breakdown of the components of the combined ratio and realized investment gains and losses, is included in the financial statements attached to this press release.

Additional supplemental financial information will be available on the Company's website at www.commerceinsurance.com, under the "Links" section of the "News and Investor Information" area.

At December 31, 2003, the Company had authority to purchase approximately 574,000 additional shares of common stock under the current Board of Directors' stock re-purchase authorization. During the fourth quarter, the Company purchased 167,172 shares of treasury stock at an average price of $39.47 per share as a result of option exercises. During the year ended 2003, the Company purchased 403,572 shares of treasury stock at an average price of $36.32 per share.

All quarterly figures are unaudited and all results are reported in accordance with accounting principles generally accepted in the United States (GAAP) with the exception of statutory operating ratios.


About The Commerce Group, Inc.
The Commerce Group, Inc. is headquartered in Webster, Massachusetts. Property and casualty insurance subsidiaries include The Commerce Insurance Company and Citation Insurance Company in Massachusetts, Commerce West Insurance Company in California, and American Commerce Insurance Company in Ohio. Through its subsidiaries' combined insurance activities, the Company is ranked as the 22nd largest personal automobile insurance group in the country by A.M. Best, based on 2002 direct written premium information.


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


CGI 4Q'03 earnings (page 3 of 6)

Forward Looking Statements
This press release may contain statements that are not historical fact and constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward- looking. These statements are often, but not always, made through the use of words or phrases such as "anticipates," "estimates," "plans," "projects," "continuing," "ongoing," "expects," "may," "should," "management believes," "we believe," "we intend," and similar words or phrases. These statements may address, among other things, our strategy for growth, business development, regulatory approvals, market position, expenditures, financial results and reserves. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. All forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this press release and in the Company's recently filed registration statement on Form S-3, its Forms 10-K and 10-Q, and other documents filed with the SEC.
Among the key factors that could cause actual results to differ materially from forward-looking statements:

* the possibility of severe weather and adverse catastrophe experiences,
*  adverse trends in claim severity or frequency,
*  adverse state and federal regulation and legislation,
*  adverse judicial decisions,
* adverse changes to the regulations and rules governing the residual market system in Massachusetts,
*  interest rate risk,
* rate making decisions for private passenger automobile policies in Massachusetts,
*  potential rate filings outside of Massachusetts,
*  heightened competition,
*  concentration of business within Massachusetts,
*  dependence on our executive officers, and
* the economic, market or regulatory conditions and risks associated with entry into new markets and diversification.

You should not place undue reliance on any forward-looking statement. The risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statement made by us or on our behalf. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Page 5 of 10
(Tables Follow)

     CGI 4Q '03 earnings (page 4 of 6)

     THE COMMERCE GROUP, INC. (NYSE:CGI-news)
     CONSOLIDATED BALANCE SHEETS
     December 31, 2003 and 2002
     (Thousands of Dollars, Except Per Share Data)
      Unaudited

                                                                Dec.31      Dec 31
ASSETS                                                           2003        2002
Investments
  Fixed maturities, at market                                        $ 1,497,731   $  683,811
  Preferred stocks, at market                                        $   298,721   $  305,057
  Common stocks, at market                                           $   105,523   $   99,818
  Preferred stock mutual funds, at equity                            $    54,274   $  270,616
  Mortgage loans                                                     $    16,395   $   26,754
  Cash and short-term investments                                    $   215,541   $  206,315
  Other investments                                                  $    22,914   $   21,068

      Total investments                                              $ 2,211,099   $1,613,439

Accrued investment income                                            $    19,308   $   13,959
Premiums receivable                                                  $   361,839   $  297,610
Deferred policy acquisition costs                                    $   153,605   $   138,241
Property and equipment                                               $    52,997   $    51,509
Due from reinsurers                                                  $   117,786   $    98,403
Residual market receivable                                           $   192,743   $   164,476
Current income taxes                                                 $        -    $       662
Deferred income taxes                                                $    33,240   $    30,728
Receivable for securities sold                                       $     6,972   $       382
Other assets                                                         $    14,642   $     9,664

      Total assets                                                   $ 3,164,231   $ 2,419,073

Liabilities
  Losses and LAE                                                     $   957,353   $   815,626
  Unearned premiums                                                  $   810,462   $   687,148
  Bonds payable                                                      $   297,984   $        -
  Current income taxes                                               $    15,091   $        -
  Deferred income                                                    $     7,946   $     8,421
  Contingent commissions accrued                                     $    37,887   $    32,550
  Payable for securities purchased                                   $    13,610   $        -
  Other liabilities                                                  $   107,297   $    81,170

      Total liabilities                                              $ 2,247,630   $ 1,624,915

Minority interest                                                    $     4,390   $     4,106

Stockholders' equity
  Preferred stock                                                             -             -
  Common stock                                                       $    19,315   $    19,141
  Paid-in capital                                                    $    52,090   $    39,570
  Net accumulated other comprehensive income                         $    29,083   $    25,264
  Retained earnings                                                  $   997,610   $   877,308

                                                                     $ 1,098,098   $   961,283

  Treasury stock                                                     $  (185,887)  $  (171,231)

      Total stockholders' equity                                     $   912,211   $   790,052

      Total liabilities, minority interest and stockholders' equity  $ 3,164,231   $ 2,419,073

Common shares outstanding                                             32,060,700    32,116,235

Stockholders' equity per share                                      $      28.45   $     24.60

     CGI 4Q '03 earnings (page 4 of 6)

    THE COMMERCE GROUP, INC.  (NYSE:  CGI - news)
    CONSOLIDATED STATEMENTS OF EARNINGS
    Three Months and Years Ended December 31, 2003 and 2002
    (Thousands of Dollars, Except Per Share Data)
    Unaudited

                                                               Three Months Ended                 Years Ended
                                                                  December 31,                    December 31,
                                                                2003        2002               2003         2002

Revenues:
  Earned premiums                                                   $   384,662   $   323,781         $  1,445,628    $  1,210,040
  Net investment income                                             $    23,053   $    26,811         $     92,183    $     98,466
  Premium finance and service fees                                  $     6,701   $     5,779         $     26,908    $     21,498
  Net realized investment gains (losses)                            $    13,453   $   (33,963)        $     76,103    $    (82,385)
  Other income                                                      $        -    $        -          $         -     $      9,500

      TOTAL REVENUES                                                $   427,869   $   322,408         $  1,640,822    $  1,257,119

Expenses:
  Losses and LAE                                                    $   246,536   $   238,698         $  1,070,147    $    909,769
  Policy acquisition costs                                          $   100,892   $    82,252         $    350,250    $    295,324
  Interest expense & amortization of bond fees                      $     1,120   $        -          $      1,120    $         -

      TOTAL EXPENSES                                                $   348,548   $   320,950         $  1,421,517    $  1,205,093

      Earnings before income taxes, minority interest
       and change in accounting principle                           $    79,321   $     1,458         $    219,305    $     52,026

Income taxes                                                        $    25,470   $       394         $     58,068    $     17,063

      Earnings before minority interest and change
        in accounting principle                                     $    53,851   $     1,064         $    161,237    $     34,963

(Less) plus the (income) loss in minority interest in subsidiary    $      (165)  $       393         $       (294)   $        555

      Earnings before change in accounting principle                $    53,686   $     1,457         $    160,943    $     35,518

Change in accounting principle, net of taxes                        $        -    $        -          $         -     $     11,237

      NET EARNINGS                                                  $    53,686   $      1,457        $    160,943    $     46,755

COMPREHENSIVE INCOME                                                $    62,438   $     15,714        $    164,762    $     59,625





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     CGI 4Q '03 earnings (page 4 of 6 continued)

    THE COMMERCE GROUP, INC.  (NYSE:  CGI - news)
    CONSOLIDATED STATEMENTS OF EARNINGS
    Three Months and Years Ended December 31, 2003 and 2002
    (Thousands of Dollars, Except Per Share Data)
    Unaudited

                                                               Three Months Ended                 Years Ended
                                                                  December 31,                    December 31,
                                                                2003        2002               2003         2002

Net earnings per common share before cumulative effect
  of change in accounting principle:
  BASIC                                                              $     1.67     $     0.05            $     5.03    $     1.09
  DILUTED                                                            $     1.65     $     0.04            $     4.99    $     1.08

Net earnings per common share from the cumulative effect
  of change in accounting principle:
  BASIC                                                              $       -      $       -             $       -     $     0.34
  DILUTED                                                            $       -      $       -             $       -     $     0.34

EARNINGS PER COMMON SHARE:
  BASIC                                                              $     1.67     $     0.05            $     5.03    $     1.43
  DILUTED                                                            $     1.65     $     0.04            $     4.99    $     1.42

Cash dividends paid per common share:                                $     0.32     $     0.31            $     1.27    $     1.23
Weighted average shares outstanding:
  BASIC                                                              32,063,797     32,318,936            32,000,220    32,773,519
  DILUTED                                                            32,470,528     32,469,339            32,254,663    33,028,081





















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CGI 4Q '03 earnings (page 6 of  6)

THE COMMERCE GROUP, INC.  (NYSE:  CGI - news)
ADDITIONAL EARNINGS INFORMATION
Three Months and Years Ended December 31, 2003 and 2002
(Thousands of Dollars, Except Per Share Data)
Unaudited

                                                                Three Months Ended                  Years Ended
                                                                   December 31,                     December 31,
                                                                 2003        2002                2003          2002

ADDITIONAL EARNINGS INFORMATION:
Direct written premiums to earned premiums reconciliation:
  Direct written premiums                                            $  371,574    $   318,444         $  1,658,969    $ 1,406,856
  Assumed premiums                                                   $   24,024    $    17,231         $    112,547    $    96,269
  Ceded premiums                                                     $  (53,624)   $   (48,891)        $   (216,017)   $  (190,111)

    Net written premiums                                             $  341,974    $   286,784         $  1,555,499    $ 1,313,014
    (Increase) decrease in unearned premiums                         $   42,688    $    36,997         $   (109,871)   $  (102,974)

      Earned premiums                                                $  384,662    $   323,781         $  1,445,628    $ 1,210,040

GAAP consolidated operating ratios:     (1)
  Loss ratio                                                              64.1%          73.7%                74.0%          75.2%
  Underwriting ratio                                                      26.2%          25.4%                24.2%          24.4%
    Combined ratio                                                        90.3%          99.1%                98.2%          99.6%

Statutory operating ratios for combined insurance subsidiaries only:
  Loss ratio                                                              62.4%          73.1%                73.4%          75.1%
  Underwriting ratio                                                      25.3%          26.4%                22.9%          23.6%
    Combined ratio                                                        87.7%          99.5%                96.3%          98.7%

Breakdown of net realized investment gains (losses)
  Fixed maturities                                                   $    4,731    $      (246)        $     22,800    $    (1,606)
  Preferred stocks                                                   $    2,452    $      (109)        $     14,284    $      (166)
  Common stocks                                                      $    2,578    $        -          $     18,599    $      (306)
  Preferred stock mutual funds:
    Due to increase (decrease) in NAV                                $    4,544    $   (11,755)        $     37,695    $   (45,112)
    Due to sales                                                     $   (1,261)   $        -          $        642    $       819
  Venture capital fund investments                                   $      542    $    (1,485)        $         32    $    (3,652)
  Other                                                              $     (133)   $        12         $       (333)   $      (248)
  Other than temporary writedowns                                    $       -     $   (20,380)        $    (17,616)   $   (32,114)


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CGI 4Q '03 earnings (page 6 of  6 Continued)

THE COMMERCE GROUP, INC.  (NYSE:  CGI - news)
ADDITIONAL EARNINGS INFORMATION
Three Months and Years Ended December 31, 2003 and 2002
(Thousands of Dollars, Except Per Share Data)
Unaudited

                                                                Three Months Ended                  Years Ended
                                                                   December 31,                     December 31,
                                                                 2003        2002                2003          2002

ADDITIONAL EARNINGS INFORMATION - Continued:
    Net realized investment gains (losses) before tax                $   13,453    $   (33,963)        $     76,103    $   (82,385)
  Income tax (benefit) at 35%                                        $    4,709    $   (11,888)        $     26,636    $   (28,835)
    Net realized investment gains (losses) after tax and before
      impact of valuation allowance                                  $    8,744    $   (22,075)        $     49,467    $   (53,550)
  Impact of tax valuation allowance                                  $       -     $    (3,936)        $      3,936    $   (14,811)
    Net realized investment gains (losses) after tax and after
      tax impact of valuation allowance                              $    8,744    $   (26,011)        $     53,403    $   (68,361)

    Per diluted share net realized gains (losses) after tax and
      after tax impact of valuation allowance                        $     0.27    $     (0.80)        $       1.66    $     (2.07)


                       (1)    GAAP consolidated operating ratios combine all insurance company results with corporate expenses and utilize earned premiums to calculate the ratios.


















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